UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
☑    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

Remark Holdings, Inc.

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Remark Holdings VOTE

Online

Go to **www.envisionreports.com/MARK** or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by 10:00 p.m., PT, on June 27, 2019.

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the Remark Holdings, Inc. Stockholder Meeting to be Held on June 28, 2019

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/MARK

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/MARK**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 15, 2019 to facilitate timely delivery.

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Stockholder Meeting Notice The Remark Holdings, Inc. 2019 Annual Meeting of Stockholders will be held on June 28, 2019 at 3960 Howard Hughes Parkway, Suite 900, Las Vegas, Nevada 89169 at 10:00 a.m. PT. Proposals to be voted on at the meeting are listed below along with the Board of Directors recommendations. The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 3, and also recommends a selection of 3 YEARS regarding Proposal 4: 1.    Election of Directors. 2.    Ratify the appointment of Cherry Bekaert LLP as our independent public accounting firm for 2019. 3.    Approve a non-binding, advisory resolution regarding the compensation of our named executive officers. 4.    Determine the frequency of voting on non-binding, advisory resolutions regarding the compensation of our named executive officers. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Directions to the Remark Holdings, Inc. 2019 Annual Meeting of Stockholders Take Interstate 15 to the eastbound Spring Mountain Road exit (if coming from the north) or the eastbound Flamingo Road exit (if coming from the south). Travel eastbound for approximately one mile to Howard Hughes Parkway. If traveling on Spring Mountain Road, turn south (right) onto Howard Hughes Parkway or, if traveling on Flamingo Road, turn north (left) onto Howard Hughes Parkway. From Howard Hughes Parkway, turn onto Hughes Center Drive (a left turn approximately one quarter mile from Spring Mountain Road, or the first right turn after turning onto Howard Hughes Parkway from Flamingo Road) and then take the first left turn, which leads into the parking lot. The meeting location is in the building on the north end of the parking lot across from the parking garage. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. Internet Go to www.envisionreports.com/MARK. Click Cast Your Vote or Request Materials. Phone Call us free of charge at 1-866-641-4276. Email Send an email to investorvote@computershare.com with Proxy Materials Remark Holdings, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by June 15, 2019.